As filed with the Securities and Exchange Commission on April 10, 2002
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                       REGISTRATION STATEMENT ON FORM S-3
                                      Under
                           The Securities Act of 1933

                                   -----------

                          FOX ENTERTAINMENT GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                  95-4066193
   (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                           1211 Avenue of the Americas
                               New York, NY 10036
                                 (212) 852-7111
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             Arthur M. Siskind, Esq.
                          Fox Entertainment Group, Inc.
               Senior Executive Vice President and General Counsel
                           1211 Avenue of the Americas
                               New York, NY 10036
                                 (212) 852-7000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   Copies to:
                             Jeffrey W. Rubin, Esq.
                             Hogan & Hartson L.L.P.
                                551 Fifth Avenue
                            New York, New York 10176
                      (212) 661-6500 / (212) 697-6686 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed
                                                              maximum            Proposed
                                                             aggregate            maximum
                                       Amount to               price             aggregate
    Title of each class of                 be                 per unit           offering             Amount of
 securities to be registered         registered (1)            (1)(2)          price (1)(3)       registration fee
Class A Common Stock, par
value $.01 per share (4)(5)
Debt Securities (4)(5)
Total                                $2,500,000,000              100%           $2,500,000,000        $230,000

(1) Pursuant to General Instruction II.D. of Form S-3 the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(2) The proposed maximum aggregate price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee.

(4) There is being registered hereunder an indeterminate number of shares of Class A Common Stock and an indeterminate principal amount of debt securities or issue price of debt securities issued at original issue discount, as shall have an aggregate initial offering price not to exceed $2,500,000,000.

(5) In addition to the securities that are being issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of Class A Common Stock as may be issued upon conversion or exchange of the debt securities issued directly hereunder. No separate consideration will be received for any shares of the Class A Common Stock so issued upon conversion or exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC acting pursuant to said Section 8(a) may determine.

         The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated April 10, 2002

PROSPECTUS
----------

                          Fox Entertainment Group, Inc.
                                     [Logo]

                                 $2,500,000,000
                              Class A Common Stock
                                 Debt Securities

         We may offer and sell, from time to time, in one or more offerings, together or separately, Class A Common Stock and debt securities, for aggregate proceeds of up to $2,500,000,000.

         We will provide information for each of these securities and the specific terms of the debt securities being offered in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

         Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "FOX".

         See "RISK FACTORS" beginning on page 6 for a discussion of certain matters that should be considered by potential investors.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is_____________.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ABOUT THIS PROSPECTUS .........................................................3

WHERE YOU CAN FIND MORE INFORMATION ...........................................3

INCORPORATION OF INFORMATION FILED WITH THE SEC ...............................4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS .............................6

RISK FACTORS ..................................................................6

OUR BUSINESS ..................................................................9

RATIO OF EARNINGS TO FIXED CHARGES ...........................................11

USE OF PROCEEDS ..............................................................12

DESCRIPTION OF CAPITAL STOCK .................................................13

DESCRIPTION OF DEBT SECURITIES ...............................................16

PLAN OF DISTRIBUTION .........................................................23

LEGAL MATTERS ................................................................24

EXPERTS ......................................................................24

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under the shelf process, we may offer and sell the securities described in this prospectus, together or separately, in one or more offerings, for aggregate proceeds of up to $2,500,000,000.

         This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement as described below.

         You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Information that we previously filed with the SEC and incorporated by reference in this prospectus may be superseded by information that we subsequently file with the SEC.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF INFORMATION FILED WITH THE SEC

         The SEC allows us to "incorporate by reference" in this prospectus the information we file with the SEC, which means:

         o  incorporated documents are considered part of this prospectus;

         o we can disclose important information to you by referring you to those documents; and

         o our filings with the SEC will automatically update and supersede the information in this prospectus and any prospectus supplement and any information that was previously incorporated by reference in this prospectus or any prospectus supplement.

Our SEC file number for documents that we file with the SEC is No. 1-14595. We incorporate by reference in this prospectus the documents listed below:

         o our Annual Report on Form 10-K for the fiscal year ended June 30, 2001;

         o our Quarterly Report on Form 10-Q for the quarters ended September 30, 2001 and December 31, 2001; and

         o our Current Report on Form 8-K dated August 14, 2001, as amended on October 15, 2001 and November 28, 2001, and our Current Reports on Form 8-K dated November 20, 2001 and March 1, 2002.

         You may obtain a copy of any of the filings incorporated by reference in this prospectus or any prospectus supplement from us by requesting them in writing or by telephone at the following address and telephone number:

         Investor Relations
         Fox Entertainment Group, Inc.
         1211 Avenue of the Americas
         New York, New York 10036
         (212) 852-7111

         You may also request a copy of any filing incorporated by reference from the SEC through the SEC's web site or at the address for its Public Reference Section listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus or any prospectus supplement.

         We also incorporate by reference each of the following documents that we will file with the SEC after the date of the initial filing of the registration statement and prior to the time we sell all of the securities offered by this prospectus:

         o  reports filed under Section 13(a) and (c) of the Exchange Act;

         o definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

         o  any reports filed under Section 15(d) of the Exchange Act.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus (including any prospectus supplement) to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This document contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). The words "expect," "estimate," "anticipate," "predict," "believe" and similar expressions and variations thereof are intended to identify forward-looking statements. The readers of this document are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. We do not ordinarily make projections of our future operating results, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Readers should carefully review the other documents filed by us with the SEC. Our business, financial condition or results of operations could differ substantially from our expectations based on any or all of the risk factors set forth below.

                                  RISK FACTORS

         You should consider the following risk factors together with all of the other information included in this prospectus before making an investment decision.

         o We derive substantial revenues from the sale of advertising time on our broadcast television network, television stations and cable networks. Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions as well as budgeting and buying patterns. A decline in the economic prospects of advertisers or the economy in general could alter current or prospective advertisers' spending priorities. This could cause our revenues and operating results to decline significantly in any given period. The advertising market, particularly in the United States, has recently experienced weakness.

         o Feature film and television production and distribution are speculative businesses since the revenues derived from the production and distribution of a feature film or television series depend primarily upon its acceptance by the public, which is difficult to predict. The commercial success of a feature film or television series also depends upon the quality and acceptance of other competing films and television series released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Further, the theatrical success of a feature film and the audience ratings for a television series are generally key factors in generating revenues from other distribution channels, such as home video and premium pay television with respect to feature films and syndication with respect to television series.

         o We are dependent upon the maintenance of affiliation agreements with third-party owned television stations, and there can be no assurance that such affiliation agreements will be renewed in the future on terms acceptable to us.

            The loss of a significant number of such affiliation arrangements could reduce the distribution of the Fox Broadcasting Company ("FOX"), thereby adversely affecting our ability to sell national advertising time. Similarly, our cable networks maintain affiliation and carriage arrangements that enable them to reach a large percentage of cable and direct broadcast satellite ("DBS") households across the United States. The loss of a significant number of these arrangements or the loss of carriage on basic programming tiers could reduce the distribution of our cable networks, thereby adversely affecting such networks' revenues from subscriber fees and ability to sell advertising time.

         o The sports rights contracts between FOX, the Fox Sports regional sports networks, Fox Sports Net (our 24-hour national sports programming service) and FX Networks, on the one hand, and various professional sports leagues and teams, on the other, have varying duration and renewal terms. As these contracts expire, renewals on favorable terms may be sought; however, third parties may outbid the current rights holders for such rights contracts or the renewal costs could substantially exceed the original contract cost. The loss of rights could impact the extent of the sports coverage offered by us and our affiliates and could adversely affect our or our affiliates' advertising revenues and distribution. In addition, if escalations in sports programming rights costs are unmatched by increases in advertising rates and, in the case of cable networks, subscriber fees, our businesses that acquire or own such rights could be adversely affected.

         o In general, the television broadcasting and cable industries in the United States are highly regulated by federal laws and regulations issued and administered by various federal agencies, including the Federal Communications Commission (the "FCC"). In particular, our television broadcasting operations (which consist of FOX and 33 television broadcast stations that we own and operate) are dependent upon the continuation and renewal of licenses granted by the FCC, and there can be no assurance that such stations' licenses will be renewed at their expiration dates or, if renewed, that the renewal terms will be for the maximum permitted period. In addition, the U.S. Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation, ownership and profitability of our businesses, including our television broadcast stations, cable networks and television and cable programming businesses. It is impossible to predict the outcome of federal legislation and regulatory proposals currently under consideration or the potential effect thereof on our business and results of operations.

         o News Corporation indirectly beneficially owns 177,636,375 shares of Class A Common Stock and 547,500,000 shares of Class B Common Stock of the Company, representing in the aggregate 85.32% of the equity and 97.84% of the voting power of the Company. As a result of such ownership, News Corporation is able to control the vote on substantially all matters submitted to a vote of stockholders, including the election of directors and the approval of extraordinary corporate transactions.

            Approximately 30% of the Ordinary Shares of News Corporation are owned by (i) K. Rupert Murdoch, (ii) Cruden Investments Pty. Limited, a private Australian investment company owned by Mr. Murdoch, members of his family and various corporations and trusts, the beneficiaries of which include Mr. Murdoch, members of his family and certain charities, and (iii) corporations, which are controlled by trustees of settlements and trusts set up for the benefit of the Murdoch family, certain charities and other persons. By virtue of the shares of News Corporation owned by such persons and entities, and Mr. Murdoch's positions as Chairman and Chief Executive Officer of News Corporation and as Chairman and Chief Executive Officer of the Company, Mr. Murdoch may be deemed to control the operations of News Corporation and the Company.

                                  OUR BUSINESS

         We are principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting and cable network programming.

         Filmed Entertainment

         We are engaged in feature film and television production and distribution principally through the following businesses: Fox Filmed Entertainment, a producer and distributor of feature films; Twentieth Century Fox Television, a producer of network television programming; and Fox Television Studios, a producer of broadcast and cable programming.

         Fox Filmed Entertainment produces, acquires and distributes motion pictures throughout the world under a variety of arrangements through Twentieth Century Fox, Fox 2000 and Fox Searchlight Pictures.

         Twentieth Century Fox Television produces television programs for FOX, as well as for the ABC, CBS, NBC, UPN, and WB broadcast television networks and the TNT and USA cable networks. In addition to U.S. prime time network series, Fox Television Studios also produces programming in a wide variety of genres for a variety of other programming services.

         Television Stations

         We currently own and operate 33 full power television broadcast stations, including two television stations in each of New York and Los Angeles, the first and second largest designated market areas, respectively. Of these 33 television stations, 23 are FOX affiliates and 9 are affiliates of the UPN broadcast television network.

         Television Broadcasting

         We are engaged in the distribution of network programming. FOX has 197 affiliated television stations, including 23 television stations that we own and operate, which reach during prime time approximately 99% of all U.S. television households.

         Cable Network Programming

         We operate and hold interests in cable network programming businesses in the areas of news, sports, general entertainment, documentary programming and movies.

         Fox News Channel is a 24-hour all-news cable channel which, as of December 31, 2001, was available to over 78 million U.S. cable and DBS households.

         Fox Sports Networks owns the largest regional sports network programmer in the United States, focusing on live professional and major collegiate home team sports events. Fox Sports Networks also operates FX Networks, a general entertainment network that, as of December 31, 2001, reached over 74 million U.S. cable and DBS households.

         We own and operate the Los Angeles Dodgers Major League Baseball franchise, along with Dodger Stadium and other related real estate.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of our earnings to fixed charges for the periods indicated.

  Six Months Ended
    December 31,                                            Years ended June 30,
----------------------    -----------------------------------------------------------------------------------------
        2001                   2001              2000              1999              1998               1997
        ----                   ----              ----              ----              ----               ----
        5.3                    2.2               1.9               2.7               2.1                1.4


                                 USE OF PROCEEDS

         We will provide in each prospectus supplement specific information about how we intend to use any net proceeds from the offering made pursuant to that prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

         The following summary of the terms of our capital stock is qualified in its entirety by reference to the applicable provisions of Delaware law and our Restated Certificate of Incorporation and our By-Laws.

Class A Common Stock and Class B Common Stock

General

         The holders of Class A Common Stock and Class B Common Stock have identical rights except with respect to voting, conversion of Class B Common Stock and transfer.

Voting Rights

         Holders of Class A Common Stock are entitled to one vote per share while holders of Class B Common Stock are entitled to 10 votes per share on all matters to be voted on by stockholders. Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any Preferred Stock. Except as otherwise provided by law or in our Restated Certificate of Incorporation, and subject to any voting rights granted to holders of any outstanding Preferred Stock, amendments to our Restated Certificate of Incorporation must be approved by a majority of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy, voting together as a single class. However, amendments to the Restated Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class A Common Stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the Class A Common Stock, voting as a separate class. Any amendment to our Restated Certificate of Incorporation to increase the authorized shares of any class requires the approval only of a majority of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy, voting together as a single class, subject to the rights set forth in any series of Preferred Stock created as described below.

Dividends

         Holders of Class A Common Stock and Class B Common Stock share equally on a per share basis in any dividend declared by the Board of Directors, subject to any preferential rights of any outstanding Preferred Stock. Dividends consisting of shares of Class A Common Stock and Class B Common Stock may be paid only as follows: (i) shares of Class A Common Stock may be paid only to holders of Class A Common Stock, and shares of Class B Common Stock may be paid only to holders of Class B Common Stock; and (ii) the number of shares so paid will be equal on a per share basis with respect to each outstanding share of Class A Common Stock and Class B Common Stock.

         We may not reclassify, subdivide or combine shares of either class of Common Stock without at the same time proportionally reclassifying, subdividing or combining shares of the other class.

Issuance of Class B Common Stock, Options or Warrants

         Subject to certain provisions regarding dividends and other distributions described above, we may not issue additional shares of Class B Common Stock, or options, rights or warrants to subscribe for additional shares of Class B Common Stock, except that we may make a pro rata offer to all holders of Common Stock of rights to purchase additional shares of the class of Common Stock held by them. The Class A Common Stock and the Class B Common Stock are treated equally with respect to any offer that we make to holders of Common Stock of options, rights or warrants to subscribe for any other class of our capital stock.

Merger or Consolidation

         In the event of a merger or consolidation, the holders of Class A Common Stock and Class B Common Stock are entitled to receive the same per share consideration, if any, except that if such consideration includes voting securities (or the right to acquire voting securities or securities exchangeable for or convertible into voting securities), we may (but are not required to) provide for the holders of Class B Common Stock to receive consideration entitling them to 10 times the number of votes per share as the consideration being received by holders of the Class A Common Stock.

Conversion of Class B Common Stock

         The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis (i) at the option of the holder thereof at any time, or
(ii) automatically upon transfer to a person or entity which is not a Permitted Transferee (as defined in our Restated Certificate of Incorporation). In general, Permitted Transferees include News Corporation, its direct and indirect subsidiaries, any Person (as defined in our Restated Certificate of Incorporation) in which News Corporation or any successor thereof Beneficially Owns (as defined in our Restated Certificate of Incorporation), directly or indirectly, at least 50% of the equity or the voting securities thereof, and any successor of any of the foregoing.

Liquidation

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of any outstanding series of Preferred Stock, the holders of shares of Class A
Common Stock and Class B Common Stock shall be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. In any such distribution shares of Class A Common Stock and Class B Common Stock shall be treated equally on a per share basis.

Preferred Stock

         Our Board of Directors has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of Preferred Stock in one or more series and to fix the powers, rights, preferences, privileges and restrictions thereof, any or all of which may be greater than the rights of the Class A Common Stock or the Class B Common Stock. The issuance of Preferred Stock could adversely affect the voting power of holders of the Class A Common Stock or the Class B Common Stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deterring or preventing a change in control of the Company. There is no Preferred Stock outstanding and we have no present plans to issue any shares of Preferred Stock.

                         DESCRIPTION OF DEBT SECURITIES

         We may offer any combination of senior debt securities or subordinated debt securities. Debt securities are unsecured general obligations of the company. Senior debt securities rank above all subordinated indebtedness and equal to all other indebtedness outstanding on the date of the prospectus supplement. Subordinated debt securities rank in right of payment below all other indebtedness outstanding at or after the time issued, unless the other indebtedness provides that it is not senior to the subordinated debt. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the prospectus supplement. The form for each type of indenture is or will be filed as an exhibit to the registration statement of which this prospectus is a part.

         The prospectus supplement will describe the particular terms of any debt securities we may offer and may differ from the terms summarized below. The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures filed as exhibits to the registration statement which includes this prospectus and the description of the debt securities included in the prospectus supplement.

General

         We may issue debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

         The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

         o  the title and form of the debt securities;

         o any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

         o the person to whom any interest on a debt security of the series will be paid;

         o  the date or dates on which we must repay the principal;

         o the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

         o if applicable, the duration and terms of the right to extend interest payment periods;

         o the place or places where we must pay the principal and any premium or interest on the debt securities;

         o the terms and conditions on which we may redeem any debt security, if at all;

         o any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

         o  the denominations in which we may issue the debt securities;

         o the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

         o the currency in which we will pay the principal of and any premium or interest on the debt securities;

         o the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

         o the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

         o if applicable, that the debt securities are defeasible and the terms of such defeasance;

         o if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of Class A Common Stock or other securities or property;

         o whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

         o the subordination provisions that will apply to any subordinated debt securities;

         o any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

         o  any addition to or change in the covenants in the indentures.

         We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An "original issue discount security" is any debt security sold for less than its face value, and provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion And Exchange Rights

         The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. We will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination Of Subordinated Debt Securities

         Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

         We may not make any payment on the subordinated debt securities if a default in the payment of the principal of, premium, if any, interest, rent or other obligations, including a default under any repurchase or redemption obligation, in respect of designated senior indebtedness occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to designated senior indebtedness that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a notice of such default from us, a holder of such designated senior indebtedness or other person permitted to give such notice. We may not resume payments on the subordinated debt securities until the defaults are cured or certain periods pass.

         If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.

         The term "designated senior indebtedness" means our obligations under any particular senior indebtedness in which the debt instrument expressly provides that the senior indebtedness will be designated senior indebtedness with respect to the subordinated debt securities.

         The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange And Transfer

         We will issue debt securities only in fully registered form, without coupons, and, unless the prospectus supplement indicates otherwise, only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

         Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for the purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

         We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

         If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

         The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of the series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

         No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

         o the depositary has notified us that it is unwilling and unable to continue as depositary; or

         o the depository is no longer in good standing under the Exchange Act, or other applicable statute or regulation.

         The depositary will determine how all securities issued in exchange for a global security will be registered.

         As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

         Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

         The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security.

Payment And Paying Agents

         Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

         Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

         Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

         The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Events Of Default

         Each of the following will constitute an event of default under each indenture:

         o failure to pay the principal of or any premium on any debt security when due;

         o failure to pay any interest on any debt security when due, continued for a specified number of days;

         o  failure to deposit any sinking fund payment when due;

         o failure to perform any other covenant in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

         o certain events in bankruptcy, insolvency or reorganization of the company; and

         o  any other event of default specified in the prospectus supplement.

         If an event of default, other than an event of default as a result of certain events of bankruptcy, insolvency or reorganization, occurs and continues, either the trustee or the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. If an event of default occurs as a result of certain events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series automatically will become immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

         Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

         No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless (1) the holder has previously given the trustee written notice of a continuing event of default, (2) the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request, and the holders have offered reasonable indemnity to the trustee to institute the proceeding, and (3) the trustee has failed to institute the proceeding, and has not received a direction inconsistent with the request within a specified number of days.

         Each indenture will include a covenant requiring our officers to furnish to the trustee annually a statement as to whether, to their knowledge, we are in default under the indenture and, if so, specifying all such known defaults.

Modification And Waiver

         We and the trustee may amend the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the amendment. However, to the extent discussed in the prospectus supplement, without the consent of each holder, we may not make any amendment that would:

         o change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

         o  reduce the principal, premium or interest on any debt security;

         o reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

         o change the place or currency of payment of principal, premium or interest on any debt security;

         o  impair the right to enforce any payment on any debt security;

         o in the case of subordinated debt securities, modify the subordination provisions in a manner materially adverse to their holders;

         o in the case of debt securities that are convertible or exchangeable into other securities of the company, adversely affect the right of holders to convert or exchange any of the debt securities;

         o reduce the percentage in principal amount of outstanding securities of any series for which the holders' consent is required;

         o reduce the percentage in principal amount of outstanding securities of any series necessary for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

         o  modify provisions with respect to modification and waiver.

         The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of that series, our compliance with certain restrictive provisions of the indentures. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default
(1) in the payment of principal, premium or interest on any debt security of that series or (2) in respect of a covenant or provision of the indenture that cannot be amended without each holder's consent.

         Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date for action by holders. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

         To the extent stated in the prospectus supplement, we may elect to apply the provisions relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants in the indenture, to the debt securities of any series.

Notices

         We will mail notices to holders of debt securities at the addresses that appear in the security register.

Title

         We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

         The indenture and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

                              PLAN OF DISTRIBUTION

         We may sell the securities being offered hereby directly or indirectly to purchasers, including, through agents; to dealers or underwriters; or through any combination of these methods of sale.

         We may effect the distribution of the securities from time to time in one or more transactions either at a fixed price or prices or at prices determined as specified in the prospectus supplement.

         In connection with the securities being offered hereby, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers for whom they may act as agent. Underwriters may sell the securities being offered hereby to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, or commissions from the purchasers for whom they may act as agent.

         Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to dealers, will be set forth in the prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of the securities offered hereby may be deemed to be underwriting discounts and commissions under the Securities Act.

         Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to our contributing to payments those underwriters, dealers, agents and other persons are required to make.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, us or any of our subsidiaries in the ordinary course of business.

         Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions, and the imposition of a penalty bid, in connection with the offering. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for us by Hogan & Hartson L.L.P.

                                     EXPERTS

         The audited consolidated financial statements of Fox Entertainment Group, Inc. as of June 30, 2001 and 2000 and for each of the three years in the period ended June 30, 2001 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         The audited consolidated financial statements of Fox Family Worldwide, Inc. as of June 30, 2001 and 2000 and for each of the three years in the period ended June 30, 2001 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         The consolidated financial statements of Chris-Craft Industries, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated in this prospectus by reference to Fox Entertainment Group, Inc.'s Current Report on Form 8-K/A dated October 15, 2001 has been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of BHC Communications, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated in this prospectus by reference to Fox Entertainment Group, Inc.'s Current Report on Form 8-K/A dated October 15, 2001 has been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of United Television, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated in this prospectus by reference to Fox Entertainment Group, Inc.'s Current Report on Form 8-K/A dated October 15, 2001 has been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 $2,500,000,000

                              Class A Common Stock

                                 Debt Securities

                          FOX ENTERTAINMENT GROUP, INC.

                                     [LOGO]

                                   PROSPECTUS

                                __________, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following is an itemization of all expenses (other than underwriting discounts and commissions), all of which are estimated except the SEC Registration Fee, incurred or expected to be incurred by us in connection with the issuance and distribution of the Class A Common Stock and debt securities being offered hereby:

        SEC Registration Fee                              $230,000
        Legal Fees and Expenses                               *
        Accounting Fees and Expenses                          *
        Printing Fees                                         *
        Miscellaneous                                         *
                                                          --------
        Total                                             $   *

* To be provided by amendment.

Item 15. Indemnification of Directors and Officers

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which a director or officer acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the corporation, and, with respect to any criminal action, had reasonable cause to believe the conduct was lawful.

         Our Restated Certificate of Incorporation and Bylaws provide that, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, we will indemnify each of the officers and directors of Fox Entertainment Group, Inc. (the "Company") (or their estates, if applicable), and may indemnify any employee or agent of the Company (or their estates, if applicable), who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was an officer, director, employee or agent of the Company or is or was serving at the request of Company as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We will so indemnify such officer or director, and may so indemnify such employee or agent (if indemnification is authorized by the Board of Directors), in the case of such actions (whether or not by or in the right of the Company) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding other than by or in the right of the Company, had no reasonable cause to believe such person's conduct was unlawful. With respect to indemnification other than by or in the right of the Company, the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful. No indemnification will be made in connection with actions by or in the right of the Company in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. In addition, to the fullest extent permitted by DGCL, expenses (including attorneys' fees), judgments, fines incurred by and amounts paid in settlement may be advanced by us prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on the behalf of such director, officer, employee or agent to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized in accordance with the DGCL and our Certificate of Incorporation. Our Restated Certificate of Incorporation and Bylaws also state that such indemnification is not exclusive of any other rights of the indemnified party, including rights under any indemnification agreements or otherwise.

         The News Corporation Limited maintains insurance on behalf of its officers and directors and officers and directors of its subsidiaries, including the Company, against any liability which may be asserted against any such officer or director, subject to certain customary exclusions.

         Article X of our Restated Certificate of Incorporation includes the following language:

                    INDEMNIFICATION; LIMITATION OF LIABILITY.

Section 1.  Indemnification.

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director of any other corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or in any other capacity while serving as a director, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Paragraph B of this Section 1 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Paragraph A of this
Section 1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise.

         C. The rights to indemnification and to the advancement of expenses conferred in Paragraphs A and B of this Section 1 shall be contract rights. If a claim under Paragraph A or B of this Section 1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 1 or otherwise, shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Section 1 shall not be exclusive of any right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

         F. The Corporation's obligation, if any, to indemnify any person who was or is serving as a director of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

         G. Any repeal or modification of the foregoing provisions of this
Section 1 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         H. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant indemnification rights and rights to the advancement of expenses to any officer, employee or agent of the Corporation to the fullest extent of the provision of this Article with respect to the indemnification and advancement of expenses to directors.

Section 2.  Limited Liability.

         No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title B of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Section 2 is in effect shall be deemed to be doing so in reliance on the provisions of this Section 2, and neither the amendment or repeal of this Section 2, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Section 2, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Section 2 are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitation or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Item 16. Exhibits

(a)      The following are exhibits to this Registration Statement:


Exhibit No.                                                   Description
-----------                                                   -----------

1                  Form of Underwriting Agreement (1)
3.1                Restated Certificate of Incorporation of Fox Entertainment Group, Inc., dated November 6, 1998 (2)
3.2                Amended By-Laws of Fox Entertainment Group, Inc. (2)
4                  Form of Indenture (3)
5                  Opinion of Hogan & Hartson L.L.P. (3)
12                 Computation of Ratio of Earnings to Fixed Charges (4)
23.1               Consent of Arthur Andersen LLP regarding Fox Entertainment Group, Inc. (4)
23.2               Consent of Arthur Andersen LLP regarding Fox Family Worldwide, Inc. (4)
23.3               Consent of PricewaterhouseCoopers LLP regarding Chris-Craft Industries, Inc. (4)
23.4               Consent of PricewaterhouseCoopers LLP regarding BHC Communications, Inc. (4)
23.5               Consent of PricewaterhouseCoopers LLP regarding United Television, Inc. (4)
23.6               Consent of Hogan & Hartson L.L.P. (contained in the opinion filed as Exhibit 5)
24                 Power of Attorney (included on the signature pages hereto)
25                 Form T-1 Statement of Eligibility of Trustee (1)

----------------------------
(1) To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
(2) Incorporated herein by reference from the Registration Statement on Form S-1 of Fox Entertainment Group, Inc., filed November 6, 1998 (File No. 333-61515).
(3)  To be filed by amendment.
(4)  Filed herewith.


Item 17. Undertakings

         (a)      The undersigned registrant hereby undertakes:
                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than the payment by of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) To file an application for the purpose of determining eligibility of the trustee to act under subsection (a) or Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 ("Registration Statement") and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on April 8, 2002.

                         FOX ENTERTAINMENT GROUP, INC.

                         By: /s/ K. Rupert Murdoch
                             ------------------------------
                             K. Rupert Murdoch
                             Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints K. Rupert Murdoch, David F. DeVoe and Arthur M. Siskind, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

                  Signature                                      Title                               Date
                  ---------                                      -----                               ----

     /s/ K. Rupert Murdoch                     Chief Executive Officer and Director       April 8, 2002
     ----------------------------------
     K. Rupert Murdoch                         (Principal Executive Officer)

     /s/ David F. DeVoe                        Chief Financial Officer and Director       April 8, 2002
     ----------------------------------
     David F. DeVoe                            (Principal Financial Officer and
                                               Principal Accounting Officer)



     /s/ Peter Chernin                         Director                                   April 8, 2002
     ----------------------------------
     Peter Chernin



     /s/ Arthur M. Siskind                     Director                                   April 8, 2002
     ----------------------------------
     Arthur M. Siskind



     /s/ Lachlan Murdoch                       Director                                   April 8, 2002
     ----------------------------------
     Lachlan Murdoch



     /s/ Christos Cotsakos                     Director                                   April 8, 2002
     ----------------------------------
     Christos Cotsakos



     /s/ Laura D'Andrea Tyson                  Director                                   April 8, 2002
     ----------------------------------
     Laura D'Andrea Tyson



     /s/ Thomas W. Jones                       Director                                   April 8, 2002
     ----------------------------------
     Thomas W. Jones

                                INDEX TO EXHIBITS

Exhibit No.                                                   Description
-----------                                                   -----------

1                  Form of Underwriting Agreement (1)
3.1                Restated Certificate of Incorporation of Fox Entertainment Group, Inc., dated November 6, 1998 (2)
3.2                Amended By-Laws of Fox Entertainment Group, Inc. (2)
4                  Form of Indenture (3)
5                  Opinion of Hogan & Hartson L.L.P. (3)
12                 Computation of Ratio of Earnings to Fixed Charges (4)
23.1               Consent of Arthur Andersen LLP regarding Fox Entertainment Group, Inc. (4)
23.2               Consent of Arthur Andersen LLP regarding Fox Family Worldwide, Inc. (4)
23.3               Consent of PricewaterhouseCoopers LLP regarding Chris-Craft Industries, Inc. (4)
23.4               Consent of PricewaterhouseCoopers LLP regarding BHC Communications, Inc. (4)
23.5               Consent of PricewaterhouseCoopers LLP regarding United Television, Inc. (4)
23.6               Consent of Hogan & Hartson L.L.P. (contained in the opinion filed as Exhibit 5)
24                 Power of Attorney (included on the signature pages hereto)
25                 Form T-1 Statement of Eligibility of Trustee (1)

----------------------------
(1) To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
(2) Incorporated herein by reference from the Registration Statement on Form S-1 of Fox Entertainment Group, Inc., filed November 6, 1998 (File No. 333-61515).
(3)  To be filed by amendment.
(4)  Filed herewith.